                                                                  EXHIBIT 12.1

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                               TELESITE SERVICES, LLC                          TELESITE AND
                             ----------------------------                      SPECTRASITE
                                   (PREDECESSOR)              SPECTRASITE        COMBINED
                             ----------------------------    --------------    -------------

                                Year ended     January 1-       April 25-       Year ended
                               December 31,     May 12,       December 31,     December 31,
                                  1996           1997             1997            1997
                             ----------------------------    --------------    -------------
                                                 (dollars in thousands)
Income (loss) before income
taxes                         $   2,289      $     (503)      $    (3,890)      $   (4,393)

Equity in net loss of an
affiliate                           -               -                 -                -

Interest expense                     67              36               164              200

Interest portion of rental
expense                              36              19                77               96

                             -----------    -------------    -------------     -------------
Earnings                      $   2,392      $     (448)      $    (3,649)      $   (4,097)
                             ===========    =============    =============     =============


Interest expense              $      67      $       36       $       164       $      200

Capitalized interest                -               -                 -                -


Interest portion of rental
expense                              36              19                77               96

                             -----------    -------------    -------------     -------------
Fixed Charges                 $     103      $       55       $       241       $      296
                             ===========    =============    =============     =============

Ratio of earnings to fixed
charges                            23.2x            -                 -                -
                             ===========    =============    =============     =============


Earnings insufficient to
cover fixed charges                 -        $      503       $     3,890       $    4,393
                             ===========    =============    =============     =============
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


                                  SPECTRASITE    SPECTRASITE    SPECTRASITE      SPECTRASITE
                                 -------------  -------------  -------------  ----------------

                                                                 9 months         9 months
                                  Year ended     Year ended       ended            ended
                                   December       December      September        September
                                   31, 1998       31, 1999       30, 1999         30, 2000
                                 -------------  -------------  -------------  ----------------
                                                    (dollars in thousands)

Income (loss) before income
taxes                             $   (9,079)    $  (97,100)    $   (66,516)   $   (110,401)

Equity in net loss of an
affiliate                                -              408             -               300

Interest expense                       8,170         67,513          47,519          97,535

Interest portion of rental
expense                                  196          5,967           3,483           9,300

                                 -------------  -------------  -------------  ---------------
Earnings                          $     (713)    $  (23,212)    $   (15,514)   $     (3,266)
                                 =============  =============  =============  ===============


Interest expense                  $    8,170     $   67,513     $    47,519    $     97,535

Capitalized interest                     100          1,100             670             189


Interest portion of rental
expense                                  196          5,967           3,483           9,300

                                 -------------  -------------  -------------  ----------------
Fixed Charges                     $    8,466     $   74,580     $    51,672    $    107,024
                                 =============  =============  =============  ================

Ratio of earnings to fixed
charges                                  -              -               -               -
                                 =============  =============  =============  ================


Earnings insufficient to
cover fixed charges               $    9,179     $   97,792     $    67,186    $    110,290
                                 =============  =============  =============  ================
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